Exhibit 10.1

Execution Version

COMPANY EQUITYHOLDER SUPPORT AND LOCK-UP AGREEMENT

This Company Equityholder Support and Lock-up Agreement (this “Agreement”) is dated as of November 6, 2024, by and among Welsbach Technology Metals Acquisition Corp., a Delaware corporation (“Acquiror”), EVOLUTION METALS LLC, a Delaware limited liability company (the “Company”), Welsbach Acquisition Holdings LLC, a Delaware limited liability company (the “Sponsor”) and the Person set forth on Schedule I hereto (the “Company Equityholder”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the A&R Business Combination Agreement (as defined below).

RECITALS

Whereas, as of the date hereof, the Company Equityholder is the holder of record and “beneficial owner” (within the meaning of Rule 13d-3 of the Exchange Act) of such number of Company Membership Units as indicated opposite his name on Schedule I attached hereto (all such Company Membership Units, together with any Company Membership Units of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired (including by way of tender offer) by the Company Equityholder during the period from the date hereof through the Expiration Time are referred to herein as the “Subject Units”);

Whereas, Acquiror, WTMA Merger Subsidiary Corp., a Delaware corporation, and the Company entered into an Agreement and Plan of Merger, dated April 1, 2024 (the “Business Combination Agreement”);

Whereas, contemporaneously with the execution of this Agreement, Acquiror, WTMA Merger Subsidiary LLC, a Delaware limited liability company (“Merger Sub”), and the Company are entering into an Amended and Restated Agreement and Plan of Merger dated as of the date hereof (the “A&R Business Combination Agreement”) pursuant to which, among other things, (i) the Business Combination Agreement will be amended and restated in its entirety; (ii) Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as an indirectly wholly owned subsidiary of Acquiror, and (iii) Acquiror will change its name to “Evolution Metals & Technologies Corp.” and continue as a publicly traded corporation, in each case, on the terms and subject to the conditions set forth therein;

Whereas, it is proposed that, in connection with the Transactions or otherwise during the Interim Period, the Company may enter into one or more convertible instruments which shall be convertible into Acquiror Common Shares upon the Closing of the Merger, with certain investors (which may include the Company Equityholder) (“Pre-Closing Financing”, and such Pre-Closing Financing shall be deemed to be part of the “Transactions” hereunder); and

Whereas, in connection with the execution and delivery of the A&R Business Combination Agreement and the transactions contemplated thereby (the “Transactions”), and as an inducement to Acquiror and the Company to enter into the A&R Business Combination Agreement and for other good consideration, the parties hereto desire to enter into this Agreement pursuant to the terms and conditions set forth herein.

AGREEMENT

Now, Therefore, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I
sHAREholder SUPPORT; COVENANTS

Section 1.1 Binding Effect of A&R Business Combination Agreement. The Company Equityholder hereby acknowledges that he has read the A&R Business Combination Agreement and this Agreement and has had the opportunity to consult with his tax and legal advisors.

Section 1.2 No Pre-Closing Transfer. During the period commencing on the date hereof and ending on the earliest to occur of (a) the Effective Time, and (b) such date and time as the A&R Business Combination Agreement shall be terminated in accordance with the terms thereof (the earlier of clauses (a) and (b), the “Expiration Time”), the Company Equityholder shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Units owned by the Company Equityholder, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Units owned by the Company Equityholder or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (clauses (i) to (iii) collectively, a “Transfer”); provided, however, that the foregoing shall not prohibit Transfers between the Company Equityholder and any Affiliate of the Company Equityholder, so long as, prior to and as a condition to the effectiveness of any such Transfer, such Affiliate executes and delivers to Acquiror a joinder to this Agreement in a form reasonably acceptable to such Affiliate and Acquiror.

Section 1.3 New Units. In the event that, during the period commencing on the date hereof and ending at the Expiration Time, (a) any Subject Units are issued to the Company Equityholder after the date of this Agreement pursuant to any unit distribution, unit split, recapitalization, reclassification, combination or exchange of Subject Units or otherwise, (b) a Company Equityholder purchases or otherwise acquires (including by way of tender offer) beneficial ownership of any Subject Units or (c) a Company Equityholder acquires (including by way of tender offer) the right to vote or share in the voting of any Subject Units (collectively, the “New Securities”), then such New Securities acquired (including by way of tender offer) or purchased by the Company Equityholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Units owned by the Company Equityholder as of the date hereof.

Section 1.4 Company Equityholder Agreements. Hereafter until the Expiration Time, the Company Equityholder hereby unconditionally and irrevocably agrees that, in any action by written resolutions of the Company Equityholder in his capacity as member and manager of the Company, undertaken as contemplated by the Transactions, including in the form attached hereto as Exhibit A (which written resolutions shall be delivered promptly, and in any event within forty-eight (48) hours, after (x) the Proxy Statement/Registration Statement (as contemplated by the A&R Business Combination Agreement) has been declared effective and has been delivered or otherwise made available (including on the Electronic Data Gathering, Analysis and Retrieval filing system of the SEC) to the stockholders of Acquiror and Company Equityholder, and (y) the Company or Acquiror requests such delivery), the Company Equityholder shall provide consent:

(a) to approve and adopt the A&R Business Combination Agreement, any document contemplated by the A&R Business Combination Agreement or related to the Transactions and any Pre-Closing Financing;

(b) in any other circumstances upon which a resolution or other approval is required under the organizational documents of the Company or otherwise sought with respect to the A&R Business Combination Agreement or the Transactions, in each case, to the extent necessary to consummate the Transactions, to approve (or cause to be approved) all of the Company Equityholder’s Subject Units held at such time in favor thereof;

(c) against and withhold consent to any merger, purchase of all or substantially all of the Company’s assets or other business combination transaction (other than the A&R Business Combination Agreement and the Transactions); and

(d) against any proposal, action or agreement that would reasonably be expected to (A) impede, frustrate, prevent or nullify any provision of this Agreement, the A&R Business Combination Agreement, the A&R Business Combination or the other Transactions, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the A&R Business Combination Agreement, (C) result in any of the conditions set forth in Article IX of the A&R Business Combination Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any unit of, the Company.

The Company Equityholder hereby agrees that he shall not commit or agree to take any action inconsistent with the foregoing.

Upon the failure of the Company Equityholder to timely provide his consent in accordance with this Section 1.4 within the timeframe specified in this Section 1.4, the Company Equityholder shall be deemed to have irrevocably granted to, and appointed, the Company, and any designee thereof, and each of them individually, as the Company Equityholder’s proxy and attorney-in-fact (with full power of substitution), for and in the Company Equityholder’s name, place and stead, to deliver any action by written resolution of the unitholders of the Company concerning any of the matters specified in this Section 1.4, and to provide the consent of the Company Equityholder’s Subject Units in any action by written resolution of the unitholders of the Company with respect to any of the matters specified in, and in accordance and consistent with, this Section 1.4. The Company Equityholder hereby affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked and that such irrevocable proxy is executed and intended to be irrevocable. Notwithstanding any other provision of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

Section 1.5 No Challenges. The Company Equityholder agrees not to commence, join in, facilitate, assist or encourage, any claim, derivative or otherwise, against Acquiror, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the A&R Business Combination Agreement.

Section 1.6 Reserved.

Section 1.7 Further Assurances. The Company Equityholder shall execute and deliver, or cause to be delivered, such additional documents, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws), or reasonably requested by Acquiror or the Company, to effect the actions required to consummate the Merger and the other transactions contemplated by this Agreement and the A&R Business Combination Agreement (including the Transactions), in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

Section 1.8 No Inconsistent Agreement. The Company Equityholder hereby represents and covenants that the Company Equityholder has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of the Company Equityholder’s obligations hereunder. The Company Equityholder covenants that the Company Equityholder shall not amend, modify or waive any agreement in any manner that would restrict, limit or interfere with the performance of the Company Equityholder’s obligations hereunder.

Section 1.9 Consent to Disclosure. The Company Equityholder hereby consents to the publication and disclosure in the Proxy Statement/Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Acquiror or the Company to any Governmental Authority or to securityholders of Acquiror) of the Company Equityholder’s identity and beneficial ownership of Subject Units and the nature of the Company Equityholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Acquiror or the Company, a copy of this Agreement. The Company Equityholder will promptly provide any information reasonably requested by Acquiror or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

Section 1.10 No Agreement as Manager or Officer. Notwithstanding anything to the contrary herein, the Company Equityholder is entering into this Agreement solely in the Company Equityholder’s capacity as record or beneficial owner of the Subject Units and nothing herein is intended to or shall limit or affect any actions taken by any employee, officer, manager (or person performing similar functions), partner or other Affiliate of the Company Equityholder, solely in his capacity as a manager or officer of the Company or other fiduciary capacity for the Company Equityholder.

Article II
Equityholder LOCK-UP; COVENANTS

Section 2.1 Lock-up Restriction. The Company Equityholder agrees not to, without the prior written consent of the Sponsor and the Board of Directors of Acquiror, Transfer any Acquiror Securities (as defined below), in each case, until the earlier of (a) 180 days after the Closing and (b) the date on which the Closing Price per share of Acquiror Common Shares equals or exceeds $12.50 for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period; provided, however, that fifty percent (50%) of Acquiror Securities held by the Company Equityholder shall remain subject to the restriction in the foregoing (a) (the “Lock-Up Period”). “Trading Day” means any day on which Acquiror Common Shares are tradeable on the principal securities exchange or securities market on which Acquiror Common Shares are then traded.

Section 2.2 Exceptions to Lock-up Restriction. The restrictions set out in Section 2.1 above shall not apply to:

(a) Transfers by gift to members of the Company Equityholder immediate family (as defined below) or to a trust, the beneficiary of which is a member of one of the Company Equityholder’s immediate family, an Affiliate of such person or to a charitable organization;

(b) Transfers by virtue of laws of descent and distribution upon death of the Company Equityholder;

(c) Transfers pursuant to a qualified domestic relations order or divorce settlement;

(d) transactions relating to the Acquiror Securities acquired in open market transactions after the Closing, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the Lock-Up Period;

(e) the exercise of any options or warrants to purchase Acquiror Securities (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis);

(f) Transfers (including forfeitures) (x) to the Acquiror to satisfy tax withholding obligations pursuant to equity incentive plans or arrangements of the Acquiror or (y) pursuant to escrow arrangement with the Acquiror with respect to tax withholding obligations pursuant to the Code;

(g) Transfers to the Acquiror pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by the Acquiror or forfeiture of the Company Equityholder’s Acquiror Securities in connection with the termination of the Company Equityholder’s service to the Acquiror;

(h) the establishment of a trading plan that meets the requirements of Rule 10b5-1(c) under the Exchange Act (a “Trading Plan”); provided, however, that (a) no sales of Acquiror Securities, shall be made by the Company Equityholder pursuant to such Trading Plan during the Lock-Up Period, and (b)(x) no public announcement or filing shall be made voluntarily regarding such plan during the Lock-Up Period or (y) if any public announcement is required of or voluntarily made by or on behalf of the Company Equityholder or the Acquiror regarding such plan, then such announcement or filing shall include a statement to the effect that no Transfer may be made under such plan during the Lock-Up Period;

(i) transactions in the event of completion of a liquidation, merger, consolidation, exchange, reorganization, tender offer or other similar transaction which results in all of the Acquiror’s shareholders having the right to exchange their shares of Common Stock of the Acquiror for cash, securities or other property;

(j) transactions to satisfy any U.S. federal, state, or local income tax obligations of the Company Equityholder arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the A&R Business Combination Agreement was executed by the parties, and such change prevents the Merger from qualifying as a “reorganization” pursuant to Section 368 of the Code (and the Merger does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case, solely to the extent necessary to cover any tax liability as a result of the transaction; and

(k) Transfers to an unaffiliated charity or educational institution,

provided, however, that in the case of clauses (a) through (c), these permitted transferees must enter into a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Company Equityholder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions.

Section 2.3 Definitions. For the purposes of this Article II, notwithstanding the other provisions of this Agreement, the following terms shall have the following meanings:

(a) “Affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

(b) “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by marriage or adoption), father, mother, brother, sister or first cousin of the Company Equityholder.

(c) “Acquiror Securities” shall mean any shares of Common Stock of the Acquiror held by the Company Equityholder at Closing, any shares of Common Stock issuable upon the exercise of options to purchase shares of Common Stock of the Acquiror held by the Company Equityholder at Closing, or any securities convertible into or exercisable or exchangeable for Common Stock of the Acquiror held by the Company Equityholder at Closing (in each case, after giving effect to the Transactions and which, for the avoidance of doubt, shall include the Common Shares of Acquiror issued or issuable at Closing).

Article III
REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company Equityholder. The Company Equityholder represents and warrants as of the date hereof to Acquiror, Sponsor and the Company as follows:

(a) Organization; Due Authorization. The Company Equityholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement has been duly executed and delivered by the Company Equityholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of the Company Equityholder, enforceable against the Company Equityholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(b) Ownership. The Company Equityholder is the record and beneficial owner (as defined in the Securities Act), or nominee of such Persons, of, and has good title to, all of the Company Equityholder’s Subject Units as set forth opposite the Company Equityholder’s name in Schedule I attached hereto, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Units (other than transfer restrictions under the Securities Act)) affecting any such Subject Units, other than Liens pursuant to (i) this Agreement, (ii) the organization documents of the Company, (iii) the A&R Business Combination Agreement, (iv) any applicable securities Laws or (v) Permitted Liens. The Company Equityholder’s Subject Units are the only equity securities in the Company owned of record or beneficially by the Company Equityholder on the date of this Agreement, and none of the Company Equityholder’s Subject Units are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Units, except as provided hereunder. Aside from the Subject Units, the Company Equityholder does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Company or any equity securities convertible into, or which can be exchanged for, equity securities of the Company.

(c) No Conflicts. The execution and delivery of this Agreement by the Company Equityholder does not, and the performance by the Company Equityholder of his obligations hereunder will not, require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon the Company Equityholder or the Company Equityholder’s Subject Units), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Company Equityholder of his obligations under this Agreement.

(d) Litigation. There are no Actions pending against the Company Equityholder, or to the knowledge of the Company Equityholder threatened against the Company Equityholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Company Equityholder of his obligations under this Agreement.

(e) Company Assets. Except as set forth in Section 4.31 of the Company Disclosure Letter, such Equityholder does not have any ownership of (including, for the avoidance of doubt, any claim to title of or rights in) the tangible and intangible assets purportedly owned, licensed or leased by the Company.

(f) Adequate Information. The Company Equityholder is a sophisticated equityholder and has adequate information concerning the business and financial condition of Acquiror and the Company to make an informed decision regarding this Agreement and the Transactions and has independently and without reliance upon Acquiror or the Company and based on such information as the Company Equityholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Company Equityholder acknowledges that Acquiror, Sponsor and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. The Company Equityholder acknowledges that the agreements contained herein with respect to the Subject Units held by the Company Equityholder are irrevocable.

(g) Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by the Company Equityholder, for which the Company or any of its Affiliates may become liable.

(h) Acknowledgment. The Company Equityholder understands and acknowledges that each of Acquiror and the Company is entering into the A&R Business Combination Agreement in reliance upon the Company Equityholder’s execution and delivery of this Agreement.

Article IV
MISCELLANEOUS

Section 4.1 Release. Effective as of the Effective Time, the Company Equityholder, on behalf of himself, his Affiliates and each of their respective assigns, heirs, beneficiaries, creditors, representatives and agents (collectively, the “Releasing Parties”), does irrevocably and fully waive, release, acquit and discharge forever the Company, Merger Sub, Acquiror, Sponsor and their respective Affiliates and present and former and direct or indirect partners, members and equity holders, directors, managers, officers, employees, principals, trustees, representatives, agents, predecessors, successors, assigns, beneficiaries, heirs, executors, insurers and attorneys (collectively, the “Released Parties”), from any and all actions, claims, liabilities, losses, orders and causes of action of every kind and nature whatsoever, at law or in equity, whether known or unknown, that such Releasing Parties, or any of them, may have had in the past or may now have or may have in the future against the Released Parties, or any of them, related to events, circumstances, acts or omissions occurring, on or prior to the Effective Time that relate to or arise out of such Releasing Party’s status as a holder of equity of, or any other investment in, Acquiror and its Affiliates (including, for the avoidance of doubt, the Company) or any of their respective Affiliates, including any Subject Units and any securities exercisable for, convertible into or otherwise issued with respect to any securities, obligations or other interests issued by Acquiror or any of its Affiliates (including, for the avoidance of doubt, the Company) that any such Releasing Party holds or has ever held or that otherwise relate to or arise out of any investment, subscription or purchase of any securities by such Releasing Party in the Company (collectively, the “Released Claims”); provided, however, that the Released Claims shall not include, and each Releasing Party is not releasing any, (i) if the Company Equityholder is an employee of Acquiror or the Company, rights to accrued but unpaid salary, bonuses, expense reimbursements (in accordance with a bona fide employee expense reimbursement policy of Acquiror or the Company (as applicable)), accrued vacation and other benefits under Acquiror’s or the Company’s employee benefit plans, (ii) right to indemnification, exculpation, advancement of expense or similar rights with respect to service as a director, officer or manager or an Affiliate thereof, in each case of the foregoing, as set forth in Acquiror’s or the Company’s certificate of formation or other organizational documents, any indemnification agreement between the Acquiror or the Company, on the one hand, and the Company Equityholder, on the other hand, or as provided by law or any directors’ and officers’ liability insurance, (iii) actions, claims, liabilities, losses, and causes of action of every kind and nature whatsoever, at law or in equity, whether known or unknown, arising out or related to this Agreement or the A&R Business Combination Agreement, or (iv) rights of the Company Equityholder under the A&R Business Combination Agreement, the organizational documents of Acquiror or any other agreement entered into by the Company Equityholder or in connection with the transactions contemplated by the A&R Business Combination Agreement, including claims related to the enforcement of the A&R Business Combination Agreement and the right to receive the Company Equityholder’s applicable portion of the Aggregate Merger Consideration and any Initial Awards (as defined in the A&R Business Combination Agreement) (collectively, the “Excluded Claims”). The Company Equityholder (on behalf of himself and the other Releasing Parties) hereby agrees not to institute any proceeding against any Released Party with respect to any of the Released Claims but excluding the Excluded Claims. The Company Equityholder represents, warrants and acknowledges that he it has consulted with counsel with respect to the execution and delivery of this release and has been fully apprised of the consequences hereof. The Company Equityholder agrees and acknowledges that the release in this Agreement constitutes a complete defense of any and all Released Claims, other than Excluded Claims.

Section 4.2 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (a) 180 days after the Closing, (b) the termination of the A&R Business Combination Agreement; and (c) as to the Company Equityholder, the written agreement of Acquiror, the Sponsor, the Company and the Company Equityholder. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. Notwithstanding anything to the contrary herein, this ARTICLE IV shall survive the termination of this Agreement.

Section 4.3 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) will be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to agreements executed and performed entirely within such State.

Section 4.4 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) THE PARTIES TO THIS AGREEMENT SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE DELAWARE CHANCERY COURT, OR IF SUCH COURT SHALL NOT HAVE JURISDICTION, ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF DELAWARE (AND ANY APPROPRIATE APPELLATE COURT THEREFROM) (THE “DELAWARE COURTS”) IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH AND BY THIS AGREEMENT WAIVE, AND AGREE NOT TO ASSERT, ANY DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, THAT THEY ARE NOT SUBJECT THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THE APPLICABLE DELAWARE COURT OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY THE APPLICABLE DELAWARE COURT OR THAT THEIR PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, OR THAT THE VENUE OF THE ACTION IS IMPROPER. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN Section 4.9.

(b) WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 4.4.

Section 4.5 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 4.6 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Courts, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 4.7 Amendment; Waiver. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Acquiror, the Company, the Sponsor and the Company Equityholder.

Section 4.8 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 4.9 Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to Acquiror (prior to Closing) or the Sponsor:

Welsbach Acquisition Holdings LLC
160 S Craig Place
Lombard, Illinois 60148
Attention:	Daniel Mamadou
Chris Clower
Email:	[***]
[***]

If to the Company or Acquiror (after the Closing):

EVOLUTION METALS LLC
516 S Dixie Hwy, Unit 209
West Palm Beach, FL 33401

Attention:	David Wilcox
Email:	[***]

If to the Company Equityholder:

David Wilcox

c/o EVOLUTION METALS LLC
516 S Dixie Hwy, Unit 209
West Palm Beach, FL 33401
Attention:	David Wilcox
Email:	[***]

Section 4.10 Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 4.11 Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

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IN WITNESS WHEREOF, the Company Equityholder, Acquiror, the Sponsor and the Company have each caused this Company Equityholder Support and Lock-Up Agreement to be duly executed as of the date first written above.

COMPANY EQUITYHOLDER:

David Wilcox

By:	/s/ David Wilcox
	Name:	David Wilcox

[Signature Page to Company Equityholder Support and Lock Up Agreement]

Acquiror:

Welsbach Technology Metals Acquisition Corp.

By:	/s/ Daniel Mamadou
	Name:	Daniel Mamadou
	Title:	Chief Executive Officer

[Signature Page to Company Equityholder Support and Lock Up Agreement]

SPONSOR:

Welsbach ACQUISITION HOLDINGS LLC

By:	/s/ Christopher Clower
	Name:	Christopher Clower
	Title:	Managing Member

[Signature Page to Company Equityholder Support and Lock Up Agreement]

COMPANY:

EVOLUTION METALS LLC

By:	/s/ David Wilcox
	Name:	David Wilcox
	Title:	Managing Member

[Signature Page to Company Equityholder Support and Lock Up Agreement]

Exhibit A

Form of Written Resolutions

Schedule I

Company Equityholder

Company Equityholder	Membership Interest
David Wilcox c/o EVOLUTION METALS LLC 516 S Dixie Hwy, Unit 209 West Palm Beach, FL 33401 Attention: David Wilcox Email: [***]	100%